Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Selected financial data" and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81044, 333-19753, 333-59902, 333-74197 and
333-86728) (pertaining to the 1991 Qualified Stock Option Plan, the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan, the 1995 Amended and Restated Non-Employee Director Stock Option Plan and the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818, 333-49628, 333-59346, 333-63514,
333-99559, 333-99673, 333-106420, 333-110729, and 333-112611) of our report dated November 22, 2004 with respect to the consolidated financial statements and schedule of Arotech Corporation (f/k/a Electric Fuel Corporation) for each of the three years included in the period ended December 31, 2003 included in this amended Annual Report (Form 10-K/A) for the year ended December 31, 2003.


                                        /s/ Kost, Forer, Gabbay & Kassierer
                                        ----------------------------------------
                                        Kost, Forer, Gabbay & Kassierer
                                        A Member of Ernst & Young Global

Tel-Aviv, Israel
November 28, 2004